UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ________________________________________________________________________________________________________________
FORM 8-K
________________________________________________________________________________________________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2018
________________________________________________________________________________________________________________
ALTRIA GROUP, INC.
(Exact name of registrant as specified in its charter)
_______________________________________________________________________________________________________________

Virginia	1-08940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 West Broad Street, Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 274-2200
________________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation of New Chairman and Chief Executive Officer

As previously reported, Howard A. Willard III was elected Chairman and Chief Executive Officer of Altria Group, Inc. (the “Company”) effective upon the conclusion of the Company’s Annual Meeting of Shareholders held on May 17, 2018 (the “Annual Meeting”). As a result of his election, Mr. Willard became a salary band A employee. On May 16, 2018, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) set his annual base salary at $1,250,000, which is consistent for salary band A employees. Also in connection with his election, the Compensation Committee approved for Mr. Willard a special grant of 48,825 restricted stock units (“RSUs”) and 37,106 performance stock units (“PSUs”) at target. The RSUs and any PSUs earned will vest on June 1, 2023. The actual number of PSUs that will be earned will range between 0% and 130% of target, depending on actual performance during the 2018-2020 performance period. Copies of the forms of RSU agreement and PSU agreement are attached as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference in Item 5.02 of this Current Report on Form 8-K.

Mr. Willard’s annual incentive award plan, long-term incentive plan (“LTIP”) and annual equity award targets are consistent with current salary band A targets as follows: Mr. Willard’s annual incentive award plan target is 150% of base salary, his LTIP award target is 250% of his cumulative year-end base salary over the three year performance cycle and his annual equity award target is $5.4 million.

Consistent with its past practice, the Compensation Committee approved an allowance of $150,000 for the period May 18, 2018 to December 31, 2018 for Mr. Willard’s personal use of Company aircraft and an annual allowance of $200,000 thereafter. The Compensation Committee considered the potential value of Mr. Willard’s personal aircraft usage in determining the other components of his total compensation.

In addition, the Company will provide home security system upgrades and monitoring for Mr. Willard. Mr. Willard will continue to be eligible to receive other perquisites consistent with those generally available to the Company’s named executive officers.

The Company’s annual incentive award plan, long-term incentives and other elements of its executive compensation program are more fully described under the “Compensation Discussion and Analysis” section of the Company’s Proxy Statement for the Annual Meeting filed on April 5, 2018.

Retirement Arrangements with Former Chairman, Chief Executive Officer and President

As previously reported, Martin J. Barrington retired as the Company’s Chairman, Chief Executive Officer and President effective upon the conclusion of the Annual Meeting. Mr. Barrington will remain eligible for cash payments under the Company’s (i) annual incentive award plan and (ii) 2017-2019 LTIP for his service as Chairman, Chief Executive Officer and President, in each case, pro-rated through the date of the Annual Meeting. The pro-rated payment under the annual incentive award plan will be $833,300, reflecting individual and Company performance ratings at target. The pro-rated payment under the 2017-2019 LTIP will be based on an individual performance rating at target and a Company performance rating using actual Company business performance. His award target for the annual incentive award plan is 150% of his base salary, and his award target for the 2017-2019 LTIP is 250% of his cumulative year-end base salary over the three-year performance cycle. These targets are consistent with the pre-existing targets for salary band A. There is no guarantee of any payment under the LTIP. In addition, in light of Mr. Barrington’s efficient transition of responsibilities to Mr. Willard, the Compensation Committee agreed to vest Mr. Barrington’s outstanding stock awards (164,972 RSUs and 36,938 PSUs at target) effective May 17, 2018, upon termination of his employment. The awards otherwise would have fully vested approximately 60 days later, had Mr. Barrington’s employment terminated on his 65th birthday on July 16, 2018. Mr. Barrington will also be entitled to payments and benefits generally available to retirees under the terms of the Company’s benefit plans.

Mr. Barrington will remain subject to the restrictive covenants and other terms of the Executive Confidentiality and Non-Competition Agreement, dated February 2, 2011, between the Company and Mr. Barrington for the period set forth in that agreement. A copy of the form of the Executive Confidentiality and Non-Competition Agreement was filed previously as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on January 27, 2011.

In addition, in connection with Mr. Barrington’s retirement, the Time Sharing Agreement between Mr. Barrington and Altria Client Services LLC, dated November 19, 2015, has been terminated effective May 18, 2018. A copy of the Time Sharing

Agreement was filed previously as Exhibit 10.41 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.
Item 5.07.    Submission of Matters to a Vote of Security Holders.
On May 17, 2018, the Company held its Annual Meeting. There were 1,699,786,286 shares of the Company’s common stock represented in person or by proxy at the meeting, constituting 89.72% of outstanding shares on March 26, 2018, the record date for the Annual Meeting. The matters voted upon at the Annual Meeting and the final voting results are set forth below:
Proposal 1:    To Elect Eleven Directors of the Company.

Name	For	Against	Abstain	Broker Non-Vote
John T. Casteen III	1,249,440,710	20,075,984	4,964,196	425,305,082
Dinyar S. Devitre	1,253,855,281	15,715,301	4,910,428	425,305,082
Thomas F. Farrell II	1,184,498,891	84,410,187	5,569,987	425,305,082
Debra J. Kelly-Ennis	1,260,471,349	8,959,965	5,047,546	425,305,082
W. Leo Kiely III	1,252,723,111	16,703,825	5,054,268	425,305,082
Kathryn B. McQuade	1,262,216,345	7,764,301	4,500,558	425,305,082
George Muñoz	1,223,937,285	45,742,433	4,801,486	425,305,082
Mark E. Newman	1,263,274,850	6,185,329	5,021,025	425,305,082
Nabil Y. Sakkab	1,258,074,798	11,527,146	4,879,260	425,305,082
Virginia E. Shanks	1,263,501,863	6,414,351	4,564,990	425,305,082
Howard A. Willard III	1,243,011,242	21,607,294	9,862,435	425,305,082

All director nominees were duly elected.

Proposal 2:	Ratification of the Selection of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2018.

For	Against	Abstain
1,650,296,589	43,004,439	6,484,231
The selection of the Independent Registered Public Accounting Firm was ratified.

Proposal 3:	Non-Binding Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers.

For	Against	Abstain	Broker Non-Vote
1,192,511,030	71,548,681	10,421,466	425,305,082
The proposal was approved on an advisory basis.

Proposal 4:     Shareholder Proposal - Reducing and Disclosing Nicotine Levels in Cigarette Brands.

For	Against	Abstain	Broker Non-Vote
50,822,624	1,181,270,876	42,387,404	425,305,082
The proposal was defeated.

Item 7.01.    Regulation FD Disclosure.
In connection with the Annual Meeting, the Company issued a press release on May 17, 2018, in which the Company, among other things, reaffirmed its adjusted diluted earnings per share guidance for 2018 and announced the expansion of the Company’s share repurchase program from $1 billion to $2 billion. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference in Item 7.01 of this Current Report on Form 8-K.
In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.
Item 8.01.    Other Events.
On May 17, 2018, the Company’s Board of Directors (the “Board of Directors”) authorized an expansion of the Company’s existing share repurchase program from $1 billion to $2 billion. The Company expects to complete the program by the end of June 2019. The timing of share repurchases under this program depends upon marketplace conditions and other factors, and the program remains subject to the discretion of the Board of Directors.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Restricted Stock Unit Agreement, dated as of May 17, 2018 (filed pursuant to Item 5.02)
10.2	Form of Performance Stock Unit Agreement, dated as of May 17, 2018 (filed pursuant to Item 5.02)
99.1	Altria Group, Inc. Press Release, dated May 17, 2018 (furnished under Item 7.01)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/s/ W. HILDEBRANDT SURGNER, JR.
Name:	W. Hildebrandt Surgner, Jr.
Title:	Vice President, Corporate Secretary and Associate General Counsel
DATE: May 17, 2018

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